Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2026

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(409,914)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(3,778,826)
Dividend Income	24,210
Interest Income	18,212
ETF Transaction Fees	1,050
Total Income (Loss)	$(4,145,268)

Expenses
General Partner Management Fees	$7,250
Professional Fees	10,522
Brokerage Commissions	542
Directors' Fees and Insurance	1,490
License Fees	181
Total Expenses	$19,985
Net Income (Loss)	$(4,165,253)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 2/1/26	$20,772,997
Additions (150,000 Shares)	1,028,124
Withdrawals (300,000 Shares)	(2,214,442)
Net Income (Loss)	(4,165,253)

Net Asset Value End of Month	$15,421,426
Net Asset Value Per Share (2,250,000 Shares)	$6.85

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2026 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596